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                                                                   Exhibit 10.23


           MOORE MEDICAL CORP. - 2000 EXECUTIVE OFFICERS' BONUS PLAN


     1.  Purpose:  Eligibility, Etc.   This Plan, which has been adopted by the
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Compensation Committee of the Board of Directors of Moore Medical Corp. (the
"Company"), is designed to offer the incentive of bonus compensation to officers
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designated by the Board or its Compensation Committee, for purposes of the Plan, as participating executive officers ("Participants").  Neither this Plan nor the
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designation as a Participant constitutes an agreement of continued employment and it confers no such right. No bonus will be payable if a Participant breaches a material obligation to the Company. An officer who is designated a Participant during the year will (unless the Board or its Compensation Committee otherwise provides) be eligible for a bonus computed on an elapsed day basis, from the date of designation until the year-end. If, for any reason whatsoever other than death or disability, a Participant should cease being an employee of the Company or a subsidiary on a full-time basis before year-end, he or she will (unless the Board or its Compensation Committee otherwise provides) be entitled to no bonus compensation.

     2.  Bonus.    As bonus compensation, the Company will pay each Participant,
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within 75 days after its 2000 fiscal year-end, the percentage of his or her Base
Salary (defined below) set forth in the right-side column below if: (a) at least 5% of its net revenue for the year is from Internet sales, (b) its gross margin for the year is at least 29.5%, and (c) its net revenue for the year, as shown in its audited financial statements for the year, exceeds the amount opposite said percentage in the left-side column below:


               $155,000,000           37.5%
               $145,000,000           27.5%
               $135,000,000           25.0%
               $125,000,000          18.75%


     A Participant's "Base Salary" is his or her W-2 gross pay for 2000,
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excluding any bonus under this Plan, any award under the Company's 2000
Incentive Compensation Plan, and compensation not paid for a period (other than normal vacation) during which he or she was actively working full-time for the Company or a subsidiary, such as for a period of disability or for severance.